Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted and pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Robert Stopanio, President and Principal Executive of Scorpion Performance, Inc., hereby certifies that to the best of his knowledge:

(1)        the Quarterly Report on Form 10-Q of Scorpion Performance, Inc. for the period ended June 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Scorpion Performance, Inc.

Date:  August 14, 2008

/s/ Robert Stopanio

President and Principal Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Scorpion Performance, Inc. and will be retained by Scorpion Performance, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.